Exhibit 99.1

Lexmark prices $400 million debt offering

LEXINGTON, Ky., Feb. 28, 2013 – Lexmark International, Inc. (NYSE: LXK) announced that it priced yesterday a registered public debt offering of $400 million in aggregate principal amount of its 5.125% Senior Notes due 2020. The seven-year unsecured senior notes will have an effective yield to maturity of 5.125% and will mature March 15, 2020. The offering is subject to customary closing conditions and is expected to close on March 4, 2013.

Lexmark intends to use a portion of the net proceeds from the offering to redeem its 5.90% Senior Notes, which mature on June 1, 2013, and the remaining net proceeds will be used for general corporate purposes, including to repay other debt, finance capital expenditures and operating expenses, fund share repurchases, fund dividends, finance acquisitions, and invest in any subsidiaries.

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are joint book-running managers for the debt offering.

Information About the Offering

Lexmark has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering referred to in this press release. Before you invest, you should read the prospectus in that registration statement and other documents the company has filed with the SEC for more complete information about Lexmark and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Lexmark, any underwriter or any dealer participating in the offering will arrange to send the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lexmark

Lexmark International, Inc. (NYSE: LXK) provides businesses of all sizes with a broad range of printing and imaging products, software, solutions and services that help customers to print less and save more. Perceptive Software, a Lexmark company, is a leading provider of process, intelligent capture and content management software that helps organizations fuel greater operational efficiency. In 2012, Lexmark sold products in more than 170 countries and reported $3.8 billion in revenue.

To learn more about Lexmark, please visit www.lexmark.com. For more information on Perceptive Software, please visit www.perceptivesoftware.com.

For more information on Lexmark, see the Lexmark Facebook page and follow us on Twitter.

For more information about Perceptive Software, please visit the company’s Facebook and Twitter profiles.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause Lexmark’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, continued economic uncertainty related to volatility of the global economy, inability to execute Lexmark’s strategy to become an end-to-end solutions provider; market acceptance of new products; inability to realize all of the anticipated benefits of Lexmark’s acquisitions; failure to successfully integrate newly acquired businesses; fluctuations in foreign currency exchange rates; decreased supplies consumption; possible changes in the size of expected restructuring costs, charges, and savings; aggressive pricing from competitors and resellers; changes in Lexmark’s tax provisions or tax liabilities; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; periodic variations affecting revenue and profitability; excessive inventory for Lexmark’s reseller channel; failure to manage inventory levels or production capacity; credit risk associated with Lexmark’s customers, channel partners, and investment portfolio; entrance into the market of additional competitors focused on imaging and software solutions, including enterprise content management, intelligent capture and business process management solutions; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; fees on Lexmark’s products or litigation costs required to protect Lexmark’s; inability to obtain and protect Lexmark’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which Lexmark may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; the failure of information technology systems, including data breaches or cyber attacks; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in Lexmark’s Securities and Exchange Commission filings. Lexmark undertakes no obligation to update any forward-looking statement.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Investor Contact:

John Morgan

(859) 232-5568

jmorgan@lexmark.com

Media Contact:

Jerry Grasso

(859) 232-3546

ggrasso@lexmark.com